UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: April 23, 2003

THE DIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization) 15501 NORTH DIAL BOULEVARD SCOTTSDALE, ARIZONA (Address of Principal Executive Offices)	51-0374887 (I.R.S. Employer Identification No.) 85260-1619 (Zip Code)

Registrant’s Telephone Number, including Area Code (480) 754-3425.

Item 7. Exhibits

(c)	Exhibits

(99) Press Release of the Company dated April 23, 2003.

Item 9. Regulation FD Disclosure (Item 12. Results of Operations and Financial Condition).

The following information is being furnished under Item 12 of Form 8-K, “Results of Operations and Financial Condition,” and is included under this Item 9 in accordance with SEC Release Nos. 33-8216; 34-47583.

On April 23, 2003, Dial issued a press release relating to its financial results for the first quarter ended March 31, 2003, and its outlook for second quarter and full year 2003, a copy of which is furnished herewith as Exhibit 99.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Dial Corporation April 23, 2003

/s/ Conrad A. Conrad

Conrad A. Conrad Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibits

(99) Press Release of the Company dated April 23, 2003.